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[LETTERHEAD] Kirkpatrick & Lockhart Nicholson Graham LLP

April 26, 2005

The Enterprise Group of Funds, Inc.
3343 Peachtree Rd, NE
Suite 450
Atlanta, GA 30326

Ladies and Gentlemen:

     We have acted as counsel to The Enterprise Group of Funds, Inc., a Maryland corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 78 to the Company's Registration Statement on Form N-1A (File Nos. 002-28097 and 811-01582) (the "Post-Effective Amendment"), registering an indefinite number of Class A, Class B, Class C and Class Y shares of common stock, par value $0.001 per share of each series of the Company listed in Schedule A attached to this letter (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act").

     You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Company's Articles of Incorporation, as amended (the "Charter"), and By-Laws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each class and series will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

     Based upon and subject to the foregoing, we are of the opinion that:

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[LOGO] Kirkpatrick & Lockhart Nicholson Graham LLP

The Enterprise Group of Funds, Inc.
April 26, 2005
Page 2

     1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Company; and

     2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and nonassessable.

     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                  Very truly yours,


                                 -----------------------------------------------
                                 /s/ Kirkpatrick & Lockhart Nicholson Graham LLP

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[LOGO] Kirkpatrick & Lockhart Nicholson Graham LLP

The Enterprise Group of Funds, Inc.
April 26, 2005
Page 3

                                   Schedule A

                       The Enterprise Group of Funds, Inc

                              Multi-Cap Growth Fund
                            Small Company Growth Fund
                            Small Company Value Fund
                            Capital Appreciation Fund
                                 Deep Value Fund
                                   Equity Fund
                               Equity Income Fund
                                   Growth Fund
                             Growth and Income Fund
                            International Growth Fund
                         Global Financial Services Fund
                         Global Socially Responsive Fund
                          Mergers and Acquisitions Fund
                                  Managed Fund
                            Strategic Allocation Fund
                           Government Securities Fund
                              High-Yield Bond Fund
                             Tax-Exempt Income Fund
                                Total Return Fund
                                 Technology Fund
                                Money Market Fund
                            Short-Duration Bond Fund